AMSOUTH

Note for Business and Commercial Loans

Revolving

$ 100,000.00

AmSouth Bank
101 NORTH RUTGERS AVENUE
OAK RIDGE, TN 37830
DATE: April 22, 2005

FOR VALUE RECEIVED, the undersigned (hereinafter called, whether one or more, the "Borrower"), jointly and severally and solidarily (if more than one), promises to pay to the order of AmSouth Bank (the "Bank"), its successors and assigns (hereinafter sometimes, together with any other holder of this note, called "Holder"), the sum of One Hundred Thousand AND 00/100 Dollars, or so much thereof as the Holder has advanced to the Borrower hereunder (the "Loan"), plus interest on the remaining unpaid principal balance of the Loan from the date hereof until maturity at the rate of:

A per annum rate equal to the Prime Rate of the Bank in effect from time to time, as designated by the Bank (the "Prime Rate") plus 0.000%. This rate is subject to change daily (the "Change Date"). The Prime Rate is merely a reference rate and is not necessarily the best or lowest rate offered by the Bank.

Interest will be computed on the basis of the actual number of days elapsed over an assumed 360-day year.

The Borrower hereby agrees to repay principal and interest as follows:

The Borrower will pay the principal amount of the Loan and the interest on the Loan on demand. If not sooner demanded, the interest on the Loan shall also be paid in monthly installments and the principal and any unpaid interest on the Loan shall be due and payable in full on April 22, 2008. The first installment, if any, will be due and payable on May 22, 2005 and the remaining installments will be due and payable on the same day of every month thereafter until both the principal of and interest on the Loan have been paid in full.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Borrower and Holder with respect to the indebtedness evidenced hereby.

For purposes of sending periodic billing statements in advance of each interest payment date, at Holder's option, the Prime Rate in effect 15 days prior to each interest payment date shall be deemed to be the Prime Rate that continues in effect until the date prior to such interest payment date for purposes of computing the amount of interest payable on such interest payment date. If the Prime Rate changes during such 15-day period, the difference between the amount of interest that in fact accrues during such period and the amount of interest actually paid will be added to or subtracted from as the case may be, the interest otherwise payable in preparing the periodic billing statement for the next succeeding interest payment date. In determining the amount of interest payable at the final maturity or upon full prepayment of this note, all changes in the Prime Rate occurring on or prior to the date before the final maturity date or the date of such full prepayment shall be taken into account.

The Borrower agrees to pay to Holder, on demand, a late charge equal to 5% of any installment that is not paid within 12 days after it is due and 5% of the interest portion on the payment due upon the final maturity date of this note if that payment is not paid within 12 days after it is due. This late charge will never be less than $10.00. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right Holder may have, including, without limitation, the right to declare the entire unpaid principal and interest immediately due and payable.

Borrower: DIVERSIFIED PRODUCT INSPECTIONS, INC.
APPLICATION # 533730 20050901234010 TN

Bank: 53 Obligor #: 593087128

All payments coming due on this note shall be made in cash or immediately available funds at Holder's office in Birmingham, Alabama. At its option, Holder may elect to give the Borrower credit for any payment made by check or other instrument in accordance with Holder's availability schedule in effect from time to time for such items and instruments, which Holder will make available to the Borrower on request. Unless otherwise required by applicable law, payments will be applied as follows: (1) Each payment on the Loan will first reduce charges owed by the Borrower that are neither principal nor interest, (2) The remainder of each such payment will be applied first to accrued but unpaid interest, then to debt protection fees and then to unpaid principal; and (3) Any partial prepayments of principal will be applied to installments due in the inverse order of their maturity and no such partial prepayment of principal will have the effect of postponing, satisfying, reducing, or otherwise affecting any scheduled installment before the Loan is paid in full.

This note is a master note, and it is contemplated that the proceeds of the loan evidenced hereby will be advanced from time to time to the Borrower by Holder in installments, as requested by the Borrower and agreed to by Holder. It is further contemplated that any amounts advanced under this note may be prepaid from time to time by the Borrower and subsequently re-advanced by Holder, so long as the principal amount outstanding does not exceed the face amount of this note. By reason of prepayments hereon there may be times when no indebtedness is owing hereunder, and notwithstanding any such occurrence, this note shall remain valid and shall be in full force and effect as to each subsequent principal advance made hereunder. The Holder shall maintain a record (by computer or otherwise) of all principal advances and repayments under this master note and that record shall be presumed to be correct on the absence of clear and convincing evidence to the contrary. Unless the Holder has otherwise agreed in writing, the Holder is not obligated to make any advances or re-advances hereunder, and all advances and re-advances shall be made at the option of the Holder. This note shall be valid and enforceable as to the aggregate amount advanced at any time hereunder, whether or not the full face amount hereof is advanced.

If the Loan is payable on demand, this paragraph is inoperative and not applicable; otherwise, this paragraph is operative and shall apply to the Loan in accordance with its terms. In the event of default in the payment of any one or more installments of principal or interest that may become due hereunder, when and as the same fall due, or default in the payment of all principal and interest due hereunder at maturity, or the failure of any maker, endorser, surety or guarantor hereof (hereinafter called the "Obligors") to pay when due or perform any of the Obligations (meaning thereby this note and any and all renewals and extensions thereof and all other liabilities and indebtedness of the Borrower to Holder, now existing or hereafter incurred or arising, direct or indirect, and however incurred) or any part thereof or the failure of any Obligor to pay when due any other liability to Holder, in the event a default occurs under the terms of any loan agreement or other instrument (other than this note) or other document evidencing, securing, guaranteeing, or executed in connection with all or any part of the Obligations (herein, together with this note, called the "Loan Documents"); in the event any Obligor acts in any manner that may cause Holder to reasonably believe that such Obligor has engaged in or intends to engage in any suspicious activity as described in or contemplated under the Bank Secrecy Act, the USA Patriot Act, or any other similar or related law, whether now or hereafter in effect, or under any regulation issued persuant to any such law, or if any Obligor's name (or a derivation thereof) appears on a list of suspects issued to financial institutions by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network, the Federal Reserve Board, or any other government entity or agency; or in the event Holder shall in good faith deem itself insecure for any reason, or on the happening of any one or more of said events, Holder shall have the right at its election and without notice to any Obligor to declare the Obligations immediately due and payable with interest to date. No delay in making such election shall be construed to waive the right to make such election. Holder may note the fact of acceleration hereon without stating the ground therefor, and whether or not noted hereon such election to accelerate shall be effective.

In the event of death of, insolvency of, general assignment by, judgment against, filing of a petition in bankruptcy by or against, filing a petition for the reorganization of, filing of application in any court for receiver for, or issuance of a writ of garnishment or attachment in a suit or action against any Obligor or against any of the assets of any Obligor, or on the happening of any one or more of said events, the Obligations shall immediately become due and payable with interest to date unless Holder shall on notice of such event elect to waive such acceleration by written notation hereon. Commencing upon and continuing after the maturity of this note, whether such maturity is by acceleration or otherwise, and, if by acceleration, whether such acceleration is automatic or at the election of Holder, and commencing upon and continuing after any judgment obtained on or under this note, any and all amounts due under this note or under any judgment obtained on or under this note, whether such amounts are denominated as principal, interest or otherwise, shall, if permitted by applicable law, bear interest at a rate of interest equal to 2% in excess of the rate of interest set forth above.

Each of the Obligors hereby severally (a) waives as to the Loan or any renewal or extension thereof all rights of exemption under the Constitution or laws of any state as to personal property; (b) waives demand, presentment, protest, notice of protest, notice of dishonor, suit against any party and all other requirements necessary to hold any Obligor liable; (c) agrees that time of payment may be extended or renewal notes taken or other indulgence granted without notice of or consent to such action and without release of liability as to any Obligor; (d) as to all or any part of the Obligations, consents to Holder's releasing, agreeing not to sue, suspending the right to enforce this instrument against or otherwise discharging or compromising any Obligation of any Obligor or other person against whom any Obligor has or may have a right of recourse, all without notice to or further reservations of rights against any Obligor, and all without in any way affecting or releasing the liability of any Obligor; (e) consents to Holder's releasing, exchanging or otherwise dealing in any manner with all or any portion of any collateral, lien, or right of set-off that may now or hereafter secure this note, all without notice to or further reservations of rights against any Obligor, and all without in any way affecting or releasing the liability of any Obligor, even though such release, exchange or other dealing may in any manner and to any extent impair any such collateral, lien or right of set-off; (f) warrants that this Loan is for business, commercial or agricultural purposes, and not for personal, family or household purposes; (g) agrees to pay all costs of collecting or securing or attempting to collect or secure this note or defending any unsuccessful claim asserted against Holder in connection with this note, including reasonable attorneys' fees.

In addition to all liens upon, and rights of setoff against, any moneys, securities, or other property of any of the Obligors given to Holder by law, Holder shall have a lien upon and a right of setoff against and (to the extent allowed by law), a lien and continuing security interest upon, all moneys, securities and other property of any of the Obligors now or hereafter in the possession of, or on deposit with, Holder, whether held in a general or special account or deposit, for safekeeping, or otherwise; and every such lien, security interest, and right of setoff may be exercised without demand upon or notice to any Obligor, and Holder shall have no liability with respect to any of Obligor's checks or other items that may be returned or other funds transfers that may not be made due to insufficient funds thereafter.

The Borrower understands that Holder may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which such participant or participants shall be given participations in the Loan and that such participants may from time to time similarly grant to other participants sub-participations in the Loan. The Borrower agrees that any participant and any subparticipant may exercise any and all rights of banker's lien or set-off, whether arising by operation of law or given to Holder by the provisions of this note, with respect to the Borrower as fully as if such participant or subparticipant had made the Loan directly to the Borrower. For the purposes of this paragraph only, the Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the principal of, and interest on, the Loan.

No failure or delay on the part of Holder in exercising any right, power or privilege under this note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No modification, amendment or waiver of any provisions of this note shall be effective unless in writing and signed by a duly authorized officer of Holder, and then the same shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in the same, similar or other circumstances.

Any controversy, claim, dispute or issue related to or arising from (A) the interpretation, negotiation, execution, assignment, administration, repayment, modification, or extension of this note or the Loan; (B) any charge or cost incurred under this note or the Loan; (C) the collection of any amounts due under this note or any assignment thereof; (D) any alleged tort related to or arising out of this note or the Loan; or (E) any breach of any provision of this note, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). Any disagreement as to whether a particular dispute or claim is subject to arbitration under this paragraph shall be decided by arbitration in accordance with the provisions of this paragraph. Commencement of litigation by any person entitled to demand arbitration under this paragraph shall not waive any right that person has to demand arbitration with respect to any counterclaim or other claim that may be made against that person, whether in, relating to, or arising out of such litigation, or otherwise. The Expedited Procedures of the AAA Rules shall apply in any dispute where the aggregate of all claims and the aggregate of all counterclaims each is in an amount less than $500,000. Judgment upon any award rendered by the arbitrator(s) in any such arbitration may be entered in any Court having jurisdiction thereof. Any demand for arbitration under this note shall be made no later than the date when any judicial action upon the same matter would be barred under any applicable statute of limitations. Any dispute as to whether the statute of limitations bars the arbitration of such matter shall be decided by arbitration in accordance with the provisions of this paragraph. The locale of any arbitration proceedings under this note shall be in Nashville, Tennessee or such other location as is mutually acceptable to all parties. The arbitrator(s) in any such arbitration shall establish such reasonable procedures as may be necessary for the reasonable exchange of information between the parties prior to such arbitration. Any arbitration under this paragraph shall be on an individual basis between the parties to this note only and shall not be commenced as a member or representative of or on behalf of a class of persons, it being the intention of the parties that there shall be no class action arbitrations under this note. All parties to this note specifically acknowledge and agree that this note evidences a "transaction involving commerce" under the Federal Arbitration Act, and each party to this note hereby waives and relinquishes any right to claim otherwise. WITH RESPECT TO DISPUTES SUBMITTED TO ARBITRATION, EACH PARTY WAIVES ALL RIGHT TO TRIAL BY JURY.

NOTWITHSTANDING THE PRECEDING PARAGRAPH OR THE EXERCISE OF ARBITRATION RIGHTS UNDER THIS NOTE, each party may (1) foreclose against any real or personal property collateral under any mortgage, deed of trust, security agreement, pledge agreement or any other document or instrument creating a security interest in such property or under applicable law; (2) excercise any legal remedies such as set off, foreclosure or repossession; or (3) obtain any provisional or ancillary remedies such as replevin, injunctive relief, attachment, sequestration, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceedings. This arbitration provision shall not be interpreted to require that any such remedies be stayed, abated or otherwise suspended pending any arbitration or request for arbitration. The exercise of a remedy shall not waive the right of either party to resort to arbitration.

Any provision of this note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

The provisions of this note shall inure to the benefit of Holder, its successors and assigns, and shall be binding upon the heirs, successors and assigns of each Obligor, except that no Obligor may assign or transfer his, her or its obligation hereunder without the written consent of Holder.

All rights, powers and remedies of Holder under this note and now or hereafter existing at law, in equity or otherwise shall be cumulative and may be exercised successively or concurrently.

The Loan Documents contain the entire understanding and agreement between the Borrower and Holder with respect to the Loan and supersede any and all prior agreements, understandings, promises, and statements with respect to the Loan. This note may not be modified, amended, or supplemented in any manner except by a written agreement executed by both the Borrower and Holder.

This note shall be construed in accordance with and governed by the laws of the State of TENNESSEE and Title 9 of the United States Code.

Time is of the essence of this note.

The proceeds of the Loan represented by this note are for a business or commercial purpose.

The Borrower hereby authorizes the Holder to charge all payments when due under this note to the following deposit account, whether such account is held with the Bank or another financial institution: Account number ______________, Routing and Transit number ______________

Obligor Number: 593087128

Due: 04/22/08

ATTEST:

DIVERSIFIED PRODUCT INSPECTIONS, INC.

BY: ______________ (SEAL)	BY: *John VanZyll, Pres* (SEAL)
ITS ______________	JOHN VANZYLL, PRESIDENT
BY: ______________ (SEAL)	BY: ______________ (SEAL)
ITS ______________	______________
BY: ______________ (SEAL)	BY: ______________ (SEAL)
ITS ______________	______________
BY: ______________ (SEAL)	BY: ______________ (SEAL)
ITS ______________	______________

DEED OF TRUST FORM AMSOUTH

This Instrument Prepared By
PAM WEEKS
101 NORTH RUTGERS AVENUE
OAK RIDGE, TN 37830

State of Tennessee

ANDERSON County

Maximum Principal Indebtedness for Tennessee Recording Tax Purposes is $ 100,000.00

Deed of Trust

THIS INDENTURE, hereinafter referred to as this mortgage, is made and entered into on April 22, 2005, by and between DIVERSIFIED PRODUCT INSPECTIONS, INC.

(hereinafter called "Mortgagor," whether one or more), and FMLS, Inc.("Trustee"), a resident of Hamilton, County, Tennessee, as trustee for the benefit of AmSouth Bank (hereinafter called "Mortgagee").

WHEREAS, DIVERSIFIED PRODUCT INSPECTIONS, INC. is(are) justly indebted to the Mortgagee in the principal sum of One Hundred Thousand AND 00/100 dollars ($ 100,000.00) as evidenced by that certain promissory note of even date herewith, which bears interest as provided therein, which is payable in accordance with its terms, and which has a final maturity date of April 22, 2008.

NOW, THEREFORE, in consideration of the premises, and to secure the payment of the debt evidenced by said note and any and all extensions and renewals thereof, or of any part thereof, and all interest payable on all of said debt and on any and all such extensions and renewals and, if the Real Property is not a consumer's principal dwelling within the meaning of the Truth in Lending Act, 15 USC Sections 1601 et seq., to secure all other indebtedness, obligations and liabilities owing by the maker of the note or the Mortgagor to the Mortgagee, whether now existing or hereafter incurred or arising, whether absolute or contingent, and whether incurred as maker or guarantor, (the aggregate amount of such debt and interest thereon, including any extensions and renewals and the interest thereon, is hereinafter collectively called "Debt") and the compliance with all the stipulations herein contained, the Mortgagor does hereby grant, bargain, sell and convey unto the Trustee, the following described real estate, situated in ANDERSON County, Tennessee (said real estate being hereinafter called "Real Estate"):

SEE EXHIBIT "A" ATTACHED HERETO AND BY REFERENCE MADE A PART HEREOF

THIS INSTRUMENT WAS PREPARED BY: PAM WEEKS

RETURN TO: AmSouth Bank
Consumer Loan Operations
PO Box 1984
Birmingham, AL 35201

This mortgage secures advances which may be obligatory and which are for commercial purposes. This mortgage secures not only existing indebtedness or advances made contemporaneously with the execution of this mortgage, but also secures future advances, whether obligatory or optional or both, to the same extent as if such future advances were contemporaneously with the execution of this mortgage, even though no advance may be made at the time of the execution of this mortgage and even though no indebtedness may be outstanding at the time any advance is made.

Being the same property conveyed to Mortgagor by instrument of record in Book ________, page ________, Register's Office, of ANDERSON, County, Tennessee.

APPL # 533730 20050901234010 TN   DIVERSIFIED PR   53   593087128

Together with all the rights, privileges, tenements, appurtenances and fixtures appertaining to the Real Estate, all of which shall be deemed Real Estate and shall be conveyed by this mortgage.

TO HAVE AND TO HOLD the Real Estate unto the Trustee, his successors and assigns forever. The Mortgagor covenants that the Mortgagor is lawfully seized in fee simple of the, Real Estate and has a good right to sell and convey the Real Estate as aforesaid; that the Real Estate is free of all encumbrances, unless otherwise set forth above; and the Mortgagor will warrant and forever defend the title to the Real Estate against the lawful claims of all persons.

For the purpose of further securing the payment of the Debt, the Mortgagor agrees to: (1) pay all taxes, assessments, and other liens taking priority over this mortgage (hereinafter jointly called "Liens"), and if default is made in the payment of the Liens, or any part thereof, the Mortgagee, at its option, may pay the same; (2) keep the Real Estate continuously insured, in such manner and with such companies as may be satisfactory to the Mortgagee, against loss by fire, vandalism, malicious mischief and other perils usually covered by a fire insurance policy with standard extended coverage endorsement, and against loss by such other perils as the Mortgagee may from time to time reasonably determine is prudent or is then required by applicable law, with loss, if any, payable to the Mortgagee, as its interest may appear, such insurance to be in an amount at least equal to the full insurable value of the improvements located on the Real Estate unless the Mortgagee agrees in writing that such insurance may be in a lesser amount. The original insurance policy and all replacements therefor, shall be delivered to and held by the Mortgagee until the Debt is paid in full. The original insurance policy and all replacements therefor must provide that they may not be canceled without the insurer giving at least fifteen days' prior written notice of such cancellation to the Mortgagee. In the event of foreclosure of this mortgage or other transfer of title to the Real Estate in extinguishment of the indebtedness secured hereby, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

The Mortgagor hereby assigns and pledges to the Mortgagee, as further security for the payment of the Debt, each and every policy of hazard insurance now or hereafter in effect which insures said improvements, or any part thereof, together with all the right, title and interest of the Mortgagor in and to each and every such policy, including but not limited to all of the Mortgagor's right, title and interest in and to any premiums paid on such hazard insurance, including all rights to return premiums. If the Mortgagor fails to keep the Real Estate insured as specified above then, at the election of the Mortgagee and without notice to any person, the Mortgagee may declare the entire Debt due and payable and this mortgage subject to foreclosure, and this mortgage may be foreclosed as hereinafter provided; and regardless of whether the Mortgagee declares the entire Debt due and payable and this mortgage subject to foreclosure, the Mortgagee may, but shall not be obligated to, insure the Real Estate for its full insurable value (or for such lesser amount as the Mortgagee may wish) against such risks of loss, for its own benefit, the proceeds from such insurance (less cost of collecting same), if collected, to be credited against the Debt, or, at the election of the Mortgagee, such proceeds may be used in repairing or reconstructing the improvements located on the Real Estate. All amounts spent by the Mortgagee for insurance or for the payment of Liens shall become a debt due by the Mortgagor to the Mortgagee and at once payable, without demand upon or notice to the Mortgagor, and shall be secured by the lien of this mortgage, and shall bear interest from date of payment by the Mortgagee until paid at the rate provided in the promissory note or notes referred to herein above.

As further security for the payment of the Debt, the Mortgagor hereby assigns and pledges to the Mortgagee the following described property, rights, claims, rents, profits, issues and revenues:

1. all rents, profits, issues, and revenues of the Real Estate from time to time accruing, whether under leases or tenancies now existing or hereafter created, reserving to the Mortgagor, so long as the Mortgagor is not in default hereunder, the right to receive and retain such rents, profits, issues and revenues;
2. all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Real Estate, or any part thereof, under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Real Estate, or any part thereof, or to any rights appurtenant thereto, including any award for change of grade of streets, and all payments made for the voluntary sale of the Real Estate, or any part thereof, in lieu of the exercise of the power of eminent domain. The Mortgagee is hereby authorized on behalf of, and in the name of, the Mortgagor to execute and deliver valid acquittances for, and appeal from, any such judgments or awards. The Mortgagee may apply all such sums so received, or any part thereof, after the payment of all the Mortgagee's expenses in connection with any proceeding or transaction described in this subparagraph 2, including court costs and attorneys' fees, on the Debt in such manner as the Mortgagee elects, or, at the Mortgagee's option, the entire amount or any part thereof, so received may be released or may be used to rebuild, repair or restore any or all of the improvements located on the Real Estate.

(Complete if applicable) This mortgage is junior and subordinate to the following mortgage or mortgages;

Date____________________, Recorded in ____________________ Book______________, Page ____________________________________ County, Tennessee.
Date____________________, Recorded in ____________________ Book______________, Page ____________________________________ County, Tennessee.

The Mortgagor hereby authorizes the holder of a prior mortgage encumbering the Real Estate, if any, to disclose to the Mortgagee the following information: (1) the amount of indebtedness secured by such mortgage; (2) the amount of such indebtedness that is unpaid; (3) whether any amount owed on such indebtedness is or has been in arrears; (4) whether there is or has been any default with respect to such mortgage or the indebtedness secured thereby; and (5) any other information regarding such mortgage or the indebtedness secured thereby which the Mortgagee may request from time to time.

If this mortgage is subordinate to a prior mortgage, the Mortgagor expressly agrees that if default should be made in the payment of principal, interest or any other sum payable under the terms and provisions of such prior mortgage, or if any other event of default (or event which upon the giving of notice or lapse of time, or both, would constitute an event of default) should occur thereunder, the Mortgagee may, but shall not be obligated to, cure such default, without notice to anyone, by paying whatever amounts may be due, or taking whatever other actions may be required under the terms of such prior mortgage so as to put the same in good standing.

As used in this mortgage, the term "Hazardous Substances" shall mean and include, without limitation, any asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or unrelated substances or materials defined, regulated, controlled, limited or prohibited in any local, state or federal law, rule or regulation, whether now or hereafter in effect and as may be amended from time to time, pertaining to environmental regulations, contamination, clean-up or disclosure, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, and the rules and regulations of the Occupational Safety and Health Administration pertaining to occupational exposure to asbestos. The Mortgagor covenants, warrants and represents and shall be deemed to continually covenant, warrant and represent during the term of this mortgage that, except as has been heretofore disclosed in writing to the Mortgagee with specific reference to this paragraph, (a) there are not now and shall not in the future be any Hazardous Substances on or under the Real Estate or in the improvements on the Real Estate, and no Hazardous Substances have been or will be stored upon or utilized in operations on the Real Estate or utilized in the construction of the improvements on the Real Estate, (b) there are no underground storage tanks, whether in use or not in use, located in, on or under any part of the Real Estate, (c) there are no pending claims or threats of claims by private or governmental or administrative authorities relating to Hazardous Substances, environmental impairment, conditions, or regulatory requirements with respect to the Real Property, (d) the Real Estate and its use fully complies with all applicable building and zoning codes and other land use regulations, any applicable environmental laws or regulations, and any other applicable laws or regulations, (e) no part of the Real Estate has been artificially filled, and (f) Mortgagor shall give immediate oral and written notice to Mortgagee of its receipt of any notice of a violation of any law, rule or regulation covered by this paragraph, or of any notice of any other claim relating to Hazardous Substances or the environmental condition of the Real Estate, or of its discovery of any matter which would make the representations, warranties and/or covenants herein inaccurate or misleading in any respect. Mortgagor represents, warrants and covenants that, with respect to any release of a Hazardous Substance on or under the Real Estate or any contiguous property, the Mortgagor will: (a) cooperate fully, assist and provide access to persons who are authorized by the appropriate governmental agency to conduct response and cleanup activities at the Real Estate; (b) comply with any land use controls or restrictions established or relied on in connection with the response action at a facility and not impede the effectiveness or integrity of any institutional control employed at the facility in connection with the response action; (c) exercise appropriate care in reponse to any such release, which shall include without limitation, taking reasonable steps to stop the release and prevent future releases, notifying appropriate governmental agencies of the situation and erecting and maintaining signs or fences to prevent or limit human, environmental or natural resource exposure to Hazardous Substances; and (d) comply with all information requests from the appropriate governmental agencies.

Mortgagor hereby agrees to indemnify and hold Mortgagee harmless from all loss, cost, damage, claim and expense incurred by Mortgagee on account of (i) the violation of any representation, warranty or covenant set forth in the preceding paragraph, (ii) Mortgagor's failure to perform any obligations of the preceding paragraph, (iii) Mortgagor's or the Real Estate's failure to fully comply with all environmental laws, rules and regulations, or with all occupational health and safety laws, rules and regulations, or (iv) any other matter related to environmental conditions or Hazardous Substances on, under or affecting the Real Estate. This indemnification shall survive the closing of the loan secured by this mortgage, payment of the Debt, the exercise of any right or remedy under this mortgage or any other document evidencing or securing such loan, any subsequent sale or transfer of the Real Estate, and all similar or related events or occurrences.

The Mortgagor hereby waives and relinquishes any and all rights the Mortgagor may now or hereafter have to any notice, notification or information from the Mortgagee, other than or different from such as specifically are provided for in this mortgage (including in this waiver and relinquishment, without limitation, notification of the Note Maker's financial condition, the status of the Note, or the fact of any renewal(s) or extension(s) of the Note).

Mortgagee may, at Mortgagee's discretion, inspect the Mortgaged Property, or have the Mortgaged Property inspected by Mortgagee's servants, employees, agents or independent contractors, at any time and Mortgagor shall pay all costs incurred by Mortgagee in executing any such inspection.

The Mortgagor agrees to take good care of the Real Estate and all improvements located thereon and not to commit or permit any waste thereon, and at all times to maintain such improvements in as good condition as they now are, reasonable wear and tear excepted.

Notwithstanding any other provision of this mortgage or the note or notes evidencing the Debt, the Debt shall become immediately due and payable, at the option of the Mortgagee, upon the conveyance of the Real Estate, or any part thereof or any interest therein.

The Mortgagor agrees that no delay or failure of the Mortgagee to exercise any option to declare the Debt due and payable shall be deemed a waiver of the Mortgagee's right to exercise such option, either as to any past or present default, and it is agreed that no terms or conditions contained in this mortgage may be waived, altered or changed except by a written instrument signed by the Mortgagor and signed on behalf of the Mortgagee by one of its officers.

After default on the part of the Mortgagor, the Mortgagee, upon bill filed or other proper legal proceeding being commenced, shall be entitled to the appointment by any competent court, without notice to any party, of a receiver for the rents, issues and profits of the Real Estate, with power to lease and control the Real Estate, and with such other powers as may be deemed necessary.

UPON CONDITION, HOWEVER, that if the Mortgagor pays the Debt (which Debt includes the indebtedness evidenced by the promissory note or notes referred to herein before and any and all extensions and renewals thereof and all interest on said indebtedness and on any and all such extensions and renewals and, if the Real Property is not a consumer's principal dwelling within the meaning of the Truth in Lending Act, 15 USC Sections 1601 et seq., all other indebtedness, obligations and liabilities owing by the maker of the note or the Mortgagor to the Mortgagee, whether now existing or hereafter incurred or arising, whether absolute or contingent, and whether incurred as maker or guarantor) and reimburses the Mortgagee for any amounts the Mortgagee has paid in payment of Liens or insurance premiums, and interest thereon, and fulfills all of its obligations under this mortgage, this conveyance shall be null and void. But if: (1) any warranty or representation made in this mortgage is breached or proves false in any material respect; (2) default is made in the due performance of any covenant or agreement of the Mortgagor under this mortgage; (3) default is made in the payment to the Mortgagee of any sum paid by the Mortgagee under the authority of any provision of this mortgage; (4) the Debt, or any part thereof, remains unpaid at maturity, whether by acceleration or otherwise; (5) any installment of principal or interest due on the Debt, or any deposit for taxes and assessments or insurance premiums due hereunder, or any other sums to be paid by the Mortgagor hereunder or under any other instrument securing the Debt is not paid, as and when due and payable, or, if a grace period is provided, within such applicable grace period; (6) the interest of the Mortgagee in the Real Estate becomes endangered by reason of the enforcement of any prior lien or encumbrance thereon; (7) any statement of lien is filed against the Real Estate, or any part thereof, under the statutes of Tennessee relating to the liens of mechanics and materialmen (without regard to the existence or nonexistence of the debt or the lien on which such statement is based); (8) any law is passed imposing or authorizing the imposition of any specific tax upon this mortgage or the Debt or permitting or authorizing the deduction of any such tax from the principal or interest of the Debt, or by virtue of which any tax, lien or assessment upon the Real Estate shall be chargeable against the owner of this mortgage; (9) any of the stipulations contained in this mortgage is declared invalid or inoperative by any court of competent jurisdiction; (10) Mortgagor, or any of them (a) shall apply for or consent to the appointment of a receiver, trustee or liquidator therefor of the Real Estate or of all or a substantial part of such Mortgagor's assets, (b) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy, (c) fail, or admit in writing such Mortgagor's inability generally, to pay such Mortgagor's debts as they become due, (d) make a general assignment for the benefit of creditors, (e) file a petition or an answer seeking reorganization or an arrangement with creditors or taking advantage of any insolvency law, or (f) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Mortgagor in any bankruptcy, reorganization or insolvency proceedings; or (11) an order for relief or other judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Mortgagor, or any of them if more than one, or appointing a receiver, trustee or liquidator of any Mortgagor or of the Real Estate or of all or a substantial part of the assets of any Mortgagor; then, upon the happening of any one or more of said events, at the option of the Mortgagee, the unpaid balance of the Debt shall at once become due and payable and this mortgage shall be subject to foreclosure and may be foreclosed as now provided by law; and the Trustee shall be authorized to take possession of the Real Estate and, after giving at least twenty days' notice of the time, place and terms of sale by publication once a week for three consecutive weeks in some newspaper published in the county in which the Real Estate is located, to sell the Real Estate in front of the courthouse door of said county, at public outcry, to the highest bidder for cash free from the statutory right of redemption, homestead, elective share, and all other exemptions of every kind, which are hereby expressly waived, and to apply the proceeds of said sale as follows: first, to the expense of advertising, selling and conveying the Real Estate and foreclosing this mortgage, including a reasonable attorneys' fee; second, to the payment of any amounts that have been spent, or that it may then be necessary to spend, in paying insurance premiums, Liens or other encumbrances, with interest thereon; third, to the payment in full of the balance of the Debt whether the same shall or shall not have fully matured at the date of said sale, but no interest shall be collected beyond the day of sale; and, fourth, the balance, if any, to be paid to the party or parties appearing of record to be the owner of the Real Estate at the time of sale, after deducting the cost of ascertaining who is such owner or order. The Mortgagor agrees that the Mortgagee may bid at any sale had under the terms of this mortgage and may purchase the Real Estate if the highest bidder therefor. At the foreclosure sale the Real Estate may be offered for sale and sold as a whole without first offering it in any other manner or it may be offered for sale and sold in any other manner the Mortgagee may elect.

The Mortgagor agrees to pay all costs, including reasonable attorneys' fees, incurred by the Mortgagee in collecting or securing or attempting to collect or secure the Debt, or any part thereof, or in defending or attempting to defend the priority of this mortgage against any lien or encumbrance on the Real Estate, unless this mortgage is herein expressly made subject to any such lien or encumbrance; and/or all costs incurred in the foreclosure of this mortgage, either under the power of sale contained herein, or by virtue of the decree of any court of competent jurisdiction. The full amount of such costs incurred by the Mortgagee shall be a part of the Debt and shall be secured by this mortgage. The purchaser at any such sale shall be under no obligation to see to the proper application of the purchase money. In the event of a sale hereunder, the Trustee shall execute to the purchaser a deed to the Real Estate.

The Mortgagor agrees to pay all costs and expenses associated with the release or satisfaction of this mortgage.

The Mortgagee may replace the Trustee at any time by naming successors in instruments recorded in the Register's Office of said county. Any such successor Trustee shall have all the powers of the above-named trustee.

Plural or singular words used herein to designate the undersigned shall be construed to refer to the maker or makers of this mortgage, whether one or more natural persons, corporations, associations, partnerships or other entities. All covenants and agreements herein made by the undersigned shall bind the heirs, personal representatives, successors and assigns of the undersigned, and every option, right and privilege herein reserved or secured to the Mortgagee, shall inure to the benefit of the Mortgagee's successors and assigns.

In witness whereof, the undersigned Mortgagor has (have) executed this instrument on the date first written above.

ATTEST:

BY: ______________________ (SEAL)	BY: *John VanZyll, Pres* (SEAL)
ITS ______________________	JOHN VANZYLL, PRESIDENT
BY: ______________________ (SEAL)	BY: ______________________ (SEAL)
ITS ______________________	______________________
BY: ______________________ (SEAL)	BY: ______________________ (SEAL)
ITS ______________________	______________________
BY: ______________________ (SEAL)	BY: ______________________ (SEAL)
ITS ______________________	______________________